EXHIBIT 11.1

                    Computation of Net Loss Per Common Share
                    (In thousands, except per share amounts)

                                                               Year Ended December 31,
                                                        --------------------------------------
                                                          1998           1997           1996
                                                        --------       --------       --------
Historical weighted average shares outstanding ...        22,927         18,871          5,784
                                                        --------       --------       --------
Shares used in computing net loss per common share        22,927         18,871          5,784
                                                        ========       ========       ========
Net loss .........................................      $(67,271)      $(37,668)      $(10,917)
                                                        ========       ========       ========
Basic and diluted net loss per common share ......      $  (2.93)      $  (2.00)      $  (1.89)
                                                        ========       ========       ========